UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WILLIAM PENN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	37-1562563
(State or Incorporation or Organization)	(IRS Employer Identification)

8150 Route 13, Levittown, Pennsylvania	19057
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates:	333-148219

Securities to be registered pursuant to Section 12(g) of the Act

Common Stock, par value $0.10 per share
(Title of class)

INFORMATION REQUIRED IN REGISTEATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The information set forth under the captions “Description of Capital Stock” and “Restrictions on Acquisition of William Penn Bancorp” contained in the Registrant’s prospectus filed pursuant to Rule 424(b)(3) is incorporated by reference into this registration statement.

Item 2. Exhibits

3(i)	Charter of William Penn Bancorp, Inc.*

3(ii)	Bylaws of William Penn Bancorp, Inc.**

*	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148219) filed with the Securities and Exchange Commission on December 20, 2007.

**	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148219) filed with the Securities and Exchange Commission on December 20, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

William Penn Bancorp, Inc.

Date:	April 15, 2008	By:	/s/ Charles Corcoran
Charles Corcoran
President and Chief Executive Officer